                                                                     EXHIBIT L-1


            MARKET SHARES FOR ELECTRIC COMPANIES IN THE UNITED STATES
                      COMPANIES SORTED BY ELECTRIC REVENUES

                                                        1998
                                                  ELECTRIC REVENUES
RANK            COMPANY NAME                           ($000S)           SHARE OF TOTAL
----            ------------                           -------           --------------
  1      AEP AND C&SW COMBINED (PRO FORMA)           $10,044,103              4.88%
         ---------------------------------            ----------              -----
  2      Southern Company                             $9,762,569              4.75%
  3      PG&E Corporation                             $8,924,000              4.34%
  4      Edison International                         $8,847,000              4.30%
  5      Unicorn Corporation                          $7,151,253              3.48%
  6      AMERICAN ELECTRIC POWER COMPANY              $7,132,722              3.47%
         -------------------------------              ----------              -----
  7      Texas Utilities Company                      $6,556,103              3.19%
  8      FPL Group, inc.                              $6,365,829              3.09%
  9      Entergy Corporation                          $6,136,322              2.98%
  10     Consolidated Edison, Inc.                    $5,674,446              2.76%
  11     FirstEnergy Corp.                            $5,263,756              2.56%
  12     PECO Energy Company                          $4,810,840              2.34%
  13     CINergy Corp.                                $4,747,235              2.31%
  14     Duke Energy Corporation                      $4,586,000              2.23%
  15     Reliant Energy, Incorporated                 $4,350,275              2.11%
  16     Dominion Resources, Inc.                     $4,284,600              2.08%
  17     Northeast Utilities                          $4,257,069              2.07%
  18     Public Service Enterprise Group Inc          $4,031,000              1.96%
  19     GPU, Inc.                                    $4,028,339              1.96%
  20     DTE Energy Company                           $3,860,517              1.88%
  21     CENTRAL AND SOUTH WEST CORPORATION           $3,488,000              1.70%
         ----------------------------------           ----------              -----
  22     Niagara Mohawk Holdings, Inc.                $3,390,501              1.65%
  23     Carolina Power &Light Company                $3,130,045              1.52%
  24     Ameren Corporation                           $3,094,211              1.50%
  25     CMS Energy Corporation                       $2,883,000              1.40%
  26     New Century Energies, Inc.                   $2,697,486              1.31%
  27     Florida Progress Corporation                 $2,648,200              1.29%
  28     Northern States Power Company                $2,641,193              1.28%
  29     Allegheny Energy, Inc.                       $2,576,436              1.25%
  30     MidAmerican Energy Hldgs-CalEnergy           $2,555,206              1.24%
  31     Energy East Corporation                      $2,499,418              1.21%
  32     PPL Corporation                              $2,410,000              1.17%
  33     NSTAR                                        $2,341,823              1.14%
  34     Constellation Energy Group, Inc.             $2,219,200              1.08%
  35     Conectiv                                     $2,203,748              1.07%
  36     Pinnacle West Capital Corporation            $2,006,398              0.98%
  37     Potomac Electric Power Company               $1,886,100              0.92%
  38     Sempra Energy                                $1,865,000              0.91%
  39     lllinova Corporation                         $1,781,400              0.87%
  40     Dynegy Inc.                                  $1,781,388              0.87%
  41     Wisconsin Energy Corporation                 $1,663,632              0.81%
  42     Western Resources, Inc.                      $1,612,959              0.78%
  43     Alliant Energy Corporation                   $1,567,442              0.76%
  44     New England Electric System                  $1,490,417              0.72%
  45     Puget Sound Energy, Inc.                     $1,475,208              0.72%
  46     LG&E Energy Corp.                            $1,438,824              0.70%
  47     NiSource Inc.                                $1,429,986              0.70%
  48     TECO Energy, Inc.                            $1,327,814              0.65%
  49     OGE Energy Corp.                             $1,312,078              0.64%
  50     KeySpan Corporation                          $1,293,998              0.63%

  Prepared by Navigant Consulting, Inc.

                                                                     EXHIBIT L-1


            MARKET SHARES FOR ELECTRIC COMPANIES IN THE UNITED STATES
                      COMPANIES SORTED BY ELECTRIC REVENUES

                                                               1998
                                                         ELECTRIC REVENUES
RANK                      COMPANY NAME                         ($000S)          SHARE OF TOTAL
----                      ------------                         -------          --------------
  51      SCANA Corporation                                   $1,220,000             0.59%
  52      DQE                                                 $1,126,789             0.55%
  53      DPL Inc.                                            $1,070,700             0.52%
  54      Hawaiian Electric Industries, Inc.                  $1,016,283             0.49%
  55      Kansas City Power &Light Company                      $938,941             0.46%
  56      CMP Group, Inc.                                       $938,739             0.46%
  57      Sierra Pacific Resources                              $873,682             0.42%
  58      Avista Corporation                                    $856,074             0.42%
  59      Public Service Company -New Mexico                    $835,204             0.41%
  60      IPALCO Enterprises, Inc.                              $785,835             0.38%
  61      Eastern Utilities Associates                          $773,943             0.38%
  62       RGS Energy Group, Inc.                               $687,970             0.33%
  63      United Illuminating Company                           $686,191             0.33%
  64      UniSource Energy Corporation                          $625,407             0.30%
  65      UtiliCorp United Inc.                                 $616,526             0.30%
  66      El Paso Electric Company                              $602,221             0.29%
  67       TNP Enterprises, Inc.                                $586,445             0.29%
  68      Minnesota Power, Inc.                                 $559,900             0.27%
  69      Montana Power Company                                 $547,164             0.27%
  70       WPS Resources Corporation                            $543,260             0.26%
  71      Cleco Corporation                                     $515,175             0.25%
  72      IDACORP, Inc.                                         $514,856             0.25%
  73       CH Energy Group, Inc.                                $418,507             0.20%
  74      CILCORP Inc.                                          $360,009             0.17%
  75      SIGCORP, Inc.                                         $297,865             0.14%
  76       Central Vermont Public Service Corp                  $297,662             0.14%
  77      Empire District Electric Co.                          $238,801             0.12%
  78      Otter Tail Power Company                              $227,477             0.11%
  79      MDU Resources Group, Inc.                             $211,453             0.10%
  80      Bangor Hydro-Electric Company                         $195,144             0.09%
  81      Citizens Utilities Company                            $190,051             0.09%
  82      Green Mountain Power Corporation                      $184,304             0.09%
  83      Madison Gas and Electric Company                      $169,563             0.08%
  84      Unitil Corporation                                    $149,639             0.07%
  85      Black Hills Corporation                               $129,236             0.06%
  86      St. Joseph Light &Power Company                        $89,678             0.04%
  87      Northwestern Corporation                               $78,415             0.04%
  88      Maine Public Service Company                           $56,602             0.03%
          ===================================================================================
          TOTAL I.O.U. ELECTRIC REVENUES                    $205,740,800           100.00%


  Prepared by Navigant Consulting, Inc.